                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                          Registration Statement No.: 333-141638

TIAA SEASONED POOL

ANNEX ID   FOOTNOTE               PROPERTY
   No.        No.                   Name                     Street Address              City          County     State   Zip Code
----------------------------------------------------------------------------------------------------------------------------------

   129                PARTRIDGE HILL APARTMENTS         5 VALLEY VIEW BLVD         NORTH GREENBUSH   Rensselaer     NY      12144
   30         (3)     HARBOR POINT APARTMENTS           2 HARBOR POINT DRIVE       MILL VALLEY          MARIN       CA      94941
   124                900 WEST 23RD STREET APARTMENTS   900 WEST 23RD STREET       AUSTIN              TRAVIS       TX      78705
   86                 LAKES AT WOODMONT APARTMENTS      10100 DESMOND PLACE        PERRYSBURG           WOOD        OH      43551
   46                 HIGHLAND HOUSE APARTMENTS         5480 WISCONSIN AVE         CHEVY CHASE       MONTGOMERY     MD      20815
   88                 FOUNTAIN VILLAS APARTMENTS        1001 CASCADE CIRCLE        ROCKLEDGE           BREVARD      FL      32955
   60                 ENTRADA APARTMENTS                1325 ISLAND AVENUE         SAN DIEGO          SAN DIEGO     CA      92101
   98                 YALE VILLAGE APARTMENTS           1699 YALE PLACE            ROCKVILLE         MONTGOMERY     MD      20850
   65         (1)     BROADWAY PLAZA APARTMENTS         700 BROADWAY AVENUE EAST   SEATTLE              KING        WA      98102
   111        (2)     THE BOULEVARD APARTMENTS          2440 N BOULEVARD           HOUSTON             HARRIS       TX      77098
   89                 THE WOODLANDS APARTMENTS          1000 KENWOOD COURT         LATHAM              ALBANY       NY      12110

ANNEX ID    CUT-OFF DATE   UTILITIES PAID           UTILITIES PAID           # OF   AVG. RENT   MAX. RENT     # OF     AVG. RENT
   No.      Balance ($)       By Tenant                By Tenant             Pads    Pads ($)   Pads ($)    Studios   Studios ($)
---------------------------------------------------------------------------------------------------------------------------------

   129      4,837,134.87         Yes            Electricity, Gas, Sewer       --        --          --         --             --
   30      18,000,000.00         Yes               Electricity, Gas           --        --          --          8       1,139.00
   124      5,907,738.30         Yes        Electricity, Gas, Sewer, Water    --        --          --         --             --
   86       9,685,491.54         Yes        Electricity, Gas, Sewer, Water    --        --          --         --             --
   46      14,937,470.10          No                                          --        --          --        213       1,207.56
   88       9,352,743.51         Yes        Electricity, Gas, Water, Sewer    --        --          --          2         992.50
   60      12,513,029.76         Yes        Electricity, Gas, Sewer, Water    --        --          --        123       1,059.22
   98       8,274,064.65         Yes               Electricity, Gas           --        --          --         --             --
   65      12,273,612.68         Yes        Electricity, Gas, Sewer, Water    --        --          --         28       1,042.85
   111      7,600,000.00         Yes        Electricity, Gas, Sewer, Water    --        --          --         --             --
   89       9,180,717.03         Yes               Electricity, Gas           --        --          --         --             --

ANNEX ID   MAX. RENT     # OF 1       AVG. RENT        MAX. RENT      # OF 2       AVG. RENT        MAX. RENT      # OF 3
   No.    Studios ($)   Bedrooms   1 Bedrooms ($)   1 Bedrooms ($)   Bedrooms   2 Bedrooms ($)   2 Bedrooms ($)   Bedrooms
--------------------------------------------------------------------------------------------------------------------------

   129            --        26             TBD           970.00          78             TBD         1,130.00          --
   30       1,250.00       115        1,391.50         1,175.00          39        2,052.60         2,450.00           6
   124            --        --              --               --          16             TBD         2,050.00          36
   86             --        84          655.48           679.00          90          877.15           919.00          --
   46       1,405.00       136        1,589.04         1,925.00          10        2,637.60         3,050.00          --
   88       1,000.00        --              --               --          93          992.75         1,010.00          37
   60       1,275.00        41        1,242.03         1,750.00           4        1,577.50         1,780.00           4
   98             --        --              --               --          20        1,220.00         1,744.00         171
   65       1,350.00        25        1,396.60         1,900.00           5        1,984.00         2,500.00          --
   111            --        66             TBD           950.00          47             TBD         1,375.00          --
   89             --        52             TBD           920.00         112             TBD         1,050.00          16

ANNEX ID     AVG. RENT        MAX. RENT      # OF 4       AVG. RENT        MAX. RENT     # OF COMMERCIAL         AVG. RENT
   No.    3 Bedrooms ($)   3 Bedrooms ($)   Bedrooms   4 Bedrooms ($)   4 Bedrooms ($)        Units        Commercial Units ($)
-------------------------------------------------------------------------------------------------------------------------------

   129             --               --         --               --               --             --                     --
   30        2,540.80         3,250.00         --               --               --             --                     --
   124            TBD         2,400.00         --               --               --             --                     --
   86              --               --         --               --               --             --                     --
   46              --               --         --               --               --             28               3,130.05
   88        1,155.94         1,195.00         --               --               --             --                     --
   60        1,890.66         2,200.00         --               --               --             --                     --
   98        1,410.00         2,350.00         19         1,817.00         2,500.00             --                     --
   65              --               --         --               --               --             --                     --
   111             --               --         --               --               --             --                     --
   89             TBD         1,225.00         --               --               --             --                     --

ANNEX ID        MAX. RENT                   TOTAL
   No.    Commercial Units ($)   Elevator   Units
-------------------------------------------------

   129                --            No       104
   30                 --            No       168
   124                --            No        52
   86                 --            No       174
   46           3,130.05            Yes      387
   88                 --            No       132
   60                 --            No       172
   98                 --            No       210
   65                 --            Yes       58
   111                --            No       113
   89                 --            No       180

Footnotes to Annex A-1

(1)  Broadway Apartments- Counted "Loft" units as "Studio" units.

(2)  The Boulevard  Apartments-  Used Average Market Rent as Actual Rent was not
     available

(3)  Harbor Point Apartments-  Multifamily Information based on Actual Rent Roll
     Information.

From: Yahr, Lisa F. [lisa.yahr@lehman.com]
To: gregory_j_murdock@fanniemae.com
Subject: Annex B_0710.xls

Lisa Yahr
Securitized Products Sales
LEHMAN BROTHERS
tel:  (212) 526-8610
fax: (646) 758-4352
e-mail: lyahr@lehman.com

This message is a product of sales and trading and is not a research report.

> With additional location info.
>
>  <<Annex B_0710.xls>>

TIAA SEASONED POOL

ANNEX ID  FOOTNOTE              PROPERTY
   NO.       NO.                  NAME                   PROPERTY ADDRESS           CITY        STATE   COUNTY      ZIP
--------------------------------------------------------------------------------------------------------------------------

   131              PARTRIDGE HILL APARTMENTS        5 VALLEY VIEW BLVD        NORTH GREENBUSH    NY   Rensselaer  12144
   30               HARBOR POINT APARTMENTS          2 HARBOR POINT DRIVE      MILL VALLEY        CA   MARIN       94941
   126              900 WEST 23RD STREET APARTMENTS  900 WEST 23RD STREET      AUSTIN             TX   TRAVIS      78705
   86               LAKES AT WOODMONT APARTMENTS     10100 DESMOND PLACE       PERRYSBURG         OH   WOOD        43551
   46               HIGHLAND HOUSE APARTMENTS        5480 WISCONSIN AVE        CHEVY CHASE        MD   MONTGOMERY  20815
   88               FOUNTAIN VILLAS APARTMENTS       1001 CASCADE CIRCLE       ROCKLEDGE          FL   BREVARD     32955
   60               ENTRADA APARTMENTS               1325 ISLAND AVENUE        SAN DIEGO          CA   SAN DIEGO   92101
   98               YALE VILLAGE APARTMENTS          1699 YALE PLACE           ROCKVILLE          MD   MONTGOMERY  20850
   65        (1)    BROADWAY PLAZA APARTMENTS        700 BROADWAY AVENUE EAST  SEATTLE            WA   KING        98102
   111       (2)    THE BOULEVARD APARTMENTS         2440 N BOULEVARD          HOUSTON            TX   HARRIS      77098
   89               THE WOODLANDS APARTMENTS         1000 KENWOOD COURT        LATHAM             NY   ALBANY      12110

ANNEX ID  CUT-OFF DATE  UTILITIES PAID          UTILITIES PAID            # OF    AVG. RENT  MAX. RENT    # OF    AVG. RENT
   NO.     BALANCE ($)     BY TENANT               BY TENANT            PADS ($)   PADS ($)   PADS ($)  STUDIOS  STUDIOS ($)
-----------------------------------------------------------------------------------------------------------------------------

   131      4,837,135         Yes       Electricity, Gas, Sewer            --         --         --        --          --
   30      18,000,000         Yes       Electricity, Gas                   --         --         --         8       1,139
   126      5,907,738         Yes       Electricity, Gas, Sewer, Water     --         --         --        --          --
   86       9,685,492         Yes       Electricity, Gas, Sewer, Water     --         --         --        --          --
   46      14,937,470         No        N/A                                --         --         --       238       1,208
   88       9,352,744         Yes       Electricity, Gas, Water, Sewer     --         --         --         2         993
   60      12,513,030         Yes       Electricity, Gas, Sewer, Water     --         --         --       123       1,059
   98       8,274,065         Yes       Electricity, Gas                   --         --         --        --          --
   65      12,273,613         Yes       Electricity, Gas, Sewer, Water     --         --         --        28       1,043
   111      7,600,000         Yes       Electricity, Gas, Sewer, Water     --         --         --        --          --
   89       9,180,717         Yes       Electricity, Gas                   --         --         --        --          --

ANNEX ID   MAX. RENT    # OF 1      AVG. RENT       MAX. RENT     # OF 2      AVG. RENT       MAX. RENT    # OF 3       AVG. RENT
   NO.    STUDIOS ($)  BEDROOMS  1 BEDROOMS ($)  1 BEDROOMS ($)  BEDROOMS  2 BEDROOMS ($)  2 BEDROOMS ($)  BEDROOMS  3 BEDROOMS ($)
------------------------------------------------------------------------------------------------------------------------------------

   131          --         26           865             970          78           985          1,130           --            --
   30        1,250        115         1,392           1,175          39         2,053          2,450            6         2,541
   126          --         --            --              --          16         1,569          1,600           36         1,967
   86           --         84           655             679          90           877            919           --            --
   46        1,405        136         1,589           1,925          10         2,638          3,050           --            --
   88        1,000         --            --              --          93           993          1,010           37         1,156
   60        1,275         41         1,242           1,750           4         1,578          1,780            4         1,891
   98           --         --            --              --          20         1,220          1,744          171         1,410
   65        1,350         25         1,397           1,900           5         1,984          2,500           --            --
   111          --         66           TBD             950          47           TBD          1,375           --            --
   89           --         52           TBD             920         112           TBD          1,050           16           TBD

ANNEX ID     MAX. RENT     # OF 4      AVG. RENT       MAX. RENT    # OF COMMERCIAL        AVG. RENT             MAX. RENT
   NO.    3 BEDROOMS ($)  BEDROOMS  4 BEDROOMS ($)  4 BEDROOMS ($)       UNITS       COMMERCIAL UNITS ($)  COMMERCIAL UNITS ($)
--------------------------------------------------------------------------------------------------------------------------------

   131            --         --             --              --             --                 --                    --
   30          3,250         --             --              --             --                 --                    --
   126         2,300         --             --              --             --                 --                    --
   86             --         --             --              --             --                 --                    --
   46             --         --             --              --             34              3,070                 3,070
   88          1,195         --             --              --             --                 --                    --
   60          2,200         --             --              --             --                 --                    --
   98          2,350         19          1,817           2,500             --                 --                    --
   65             --         --             --              --             --                 --                    --
   111            --         --             --              --             --                 --                    --
   89          1,225         --             --              --             --                 --                    --

ANNEX ID            TOTAL
   NO.    ELEVATOR  UNITS  DSCR (X)  CLTV (%)
---------------------------------------------

   131       No      104     1.28      52.2%
   30        No      168     1.57      64.3%
   126       Yes      52     1.56      50.9%
   86        No      174     0.84      81.8%
   46        Yes     418     2.75      31.1%
   88        No      132     1.38      57.1%
   60        No      172     1.57      58.4%
   98        No      210     2.62      27.2%
   65        Yes      58     1.08      73.9%
   111       No      113     1.36      59.7%
   89        No      180     1.35      52.9%

FOOTNOTES TO ANNEX A-1

(1) Broadway Apartments- Counted "Loft" units as "Studio" units.

(2) The Boulevard  Apartments-  Used Average  Market Rent as Actual Rent was not
available

From: Yahr, Lisa F. [lisa.yahr@lehman.com]
To: gregory_j_murdock@fanniemae.com
Subject: Average Rent Information for 900 West 23rd Street

Hi Greg -

Please see the attached information on West 23rd Street. We are still waiting for the balance on the info which I will send along to you as soon as I have it.
In the meantime, if you have any preliminary thoughts on the pool let me know. I realize it is pretty small and that you likely have a LOT of pools in front of you but we are going to be in the market next week.

Thanks and best regards,

Lisa

Lisa Yahr
Securitized Products Sales
LEHMAN BROTHERS
tel:  (212) 526-8610
fax: (646) 758-4352
e-mail: lyahr@lehman.com

This message is a product of sales and trading and is not a research report.

900 WEST 23RD STREET APARTMENTS

2 Bedroom Avg Rate

1568.75

900 WEST 23RD STREET APARTMENTS

2 Bedroom Max Rate

1600

900 WEST 23RD STREET APARTMENTS

3 Bedroom Avg Rate

1966.67

900 WEST 23RD STREET APARTMENTS

3 Bedroom Max Rate

2300

From: Yahr, Lisa F. [lisa.yahr@lehman.com]
To: gregory_j_murdock@fanniemae.com
Subject: TIAA - Multifamily Annex B   (Additional information for you)

Greg - please let me know if you need anything else!

> 1) What is current deal size?
>         $ 2,165,766,103
> 2) Property addresses:
>
> Property
> Name                              Address
> PARTRIDGE HILL APARTMENTS         5 VALLEY VIEW BLVD
> HARBOR POINT APARTMENTS           2 HARBOR POINT DRIVE
> 900 WEST 23RD STREET APARTMENTS   900 WEST 23RD STREET
> LAKES AT WOODMONT APARTMENTS      10100 DESMOND PLACE
> HIGHLAND HOUSE APARTMENTS         5480 WISCONSIN AVE
> FOUNTAIN VILLAS APARTMENTS        1001 CASCADE CIRCLE
> ENTRADA APARTMENTS                1325 ISLAND AVENUE
> YALE VILLAGE APARTMENTS           1699 YALE PLACE
> BROADWAY PLAZA APARTMENTS         700 BROADWAY AVENUE EAST
>
> THE BOULEVARD APARTMENTS          2440 N BOULEVARD
> THE WOODLANDS APARTMENTS          1000 KENWOOD COURT
>
> 3)  We should have average rates for the four missing loans by
> tomorrow
>
> 4)  The rent roll information listed is current with the exception of
> the Boulevard Plaza Apts as indicated with the footnote (2) - this
> used market rents.  The bankers confirmed that the balance of the
> rents are current and not what was in place at the time the loans were
> originated..
>
> Thanks,
>
Lisa

> Lisa Yahr
> Securitized Products Sales
> LEHMAN BROTHERS
> tel:  (212) 526-8610
> fax: (646) 758-4352
> e-mail: lyahr@lehman.com
>
> This message is a product of sales and trading and is not a research
> report.
>
>

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